                                                                     Exhibit 2.1



================================================================================


                                 ASSET TRANSFER

                                      AND

                         LIABILITY ASSUMPTION AGREEMENT

                                     AMONG

                                STAR ENTERPRISE,

                             SAUDI REFINING, INC.,

                   TEXACO REFINING AND MARKETING (EAST) INC.,

                               SHELL OIL COMPANY,

                         SHELL NORCO REFINING COMPANY,

                                      AND

                             MOTIVA ENTERPRISES LLC


                                  dated as of

                                  July 1, 1998


================================================================================

ASSET TRANSFER AGREEMENT

                               TABLE OF CONTENTS


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
ARTICLE I DEFINITIONS AND USAGE . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   1
        SECTION 1.1.  Defined Terms   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   1

ARTICLE II CONTRIBUTIONS TO THE COMPANY  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .. . .   2
        SECTION 2.1.  Contribution of Assets  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   2
        SECTION 2.2.  Transfer Subject to Permitted Exceptions and Agreement Terms  . . . . . . . . . . . . . . . . .   2
        SECTION 2.3.  Excluded Assets   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   2
        SECTION 2.4.  Assignment of Contracts and Rights; Equitable Ownership   . . . . . . . . . . . . . . . . . . .   2

ARTICLE III ASSUMPTION OF LIABILITIES  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .. .   4
        SECTION 3.1.  Assumed Liabilities and Obligations; Exclusions   . . . . . . . . . . . . . . . . . . . . . . .   4

ARTICLE IV INSTRUMENTS OF TRANSFER . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . ..   4
        SECTION 4.1.  Shell Instruments of Transfer   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   4
        SECTION 4.2.  Star Instruments of Transfer  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   5

ARTICLE V CERTAIN POST-CLOSING MATTERS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .. .   6
        SECTION 5.1.  Post-Closing Recordings   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   6
        SECTION 5.2.  Access to and Retention of Records  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   7
        SECTION 5.3.  Availability of Personnel   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   8
        SECTION 5.4.  Mail; Payments  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   8
        SECTION 5.5.  Existing Insurance Coverage   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   9

ARTICLE VI REPRESENTATIONS AND WARRANTIES   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  10
        SECTION 6.1.  Representations and Warranties of Shell and Shell
             Norco      . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  10


                                      (i)
ASSET TRANSFER AGREEMENT

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
             (a)      Good, Indefeasible or Marketable Title  . . . . . . . . . . . . . . . . . . . . . . . . . . . .  10
             (b)      Pro Forma Financial Information . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  11
             (c)      Shell Contributed Assets  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  11

        SECTION 6.2. Representations and Warranties Regarding Star  . . . . . . . . . . . . . . . . . . . . . . . . .  11
             (a)      Good, Indefeasible or Marketable Title  . . . . . . . . . . . . . . . . . . . . . . . . . . . .  12
             (b)      Financial Information . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  12
             (c)      Star Contributed Assets . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  12

ARTICLE VII MISCELLANEOUS  . .. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  13
        SECTION 7.1.  Further Assurance   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  13
        SECTION 7.2.  Effectiveness   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  13
        SECTION 7.3.  Exclusivity   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  13

SCHEDULES

Schedule A                  Usage and Definitions
Schedule B                  Procedural Conventions and Dispute Resolution
Schedule C                  Shell Shared Assets
Schedule D                  Shell Common Contracts
Schedule 2.1A               Shell Asset List
Schedule 2.1B               Star Asset List
Schedule 2.3A               Shell Excluded Assets
Schedule 2.3B               Star Excluded Assets
Schedule 3.1A               Shell Assumed Liabilities
Schedule 3.1B               Star Assumed Liabilities


                                     (ii)

ASSET TRANSFER AGREEMENT

EXHIBITS

Exhibit A-1                 Shell Contributed Asset Master Bill of Sale
Exhibit A-2                 Star Contributed Asset Master Bill of Sale
Exhibit B-1                 Shell Contributed Asset Master Assignment
                               and Assumption of Contracts
Exhibit B-2                 Star Contributed Asset Master Assignment
                               and Assumption of Contracts
Exhibit C-1                 Shell Contributed Asset Master Assignment
                               and Assumption of Leases
Exhibit C-2                 Star Contributed Asset Master Assignment
                               and Assumption of Leases
Exhibit D-1                 Shell Contributed Asset Master Deed
Exhibit D-2                 Star Contributed Asset Master Deed
Exhibit E-1                 Shell Contributed Asset Master Assignment of Permits
Exhibit E-2                 Star Contributed Asset Master Assignment of Permits
Exhibit F-1                 Shell Contributed Asset Master Subleases
                               and Assignment and Assumption of Sublessor's
                               Interest in User Subleases (Financing Leases)
Exhibit F-2                 Shell Contributed Asset Master Subleases
                               and Assumption of Sublessor's Interest
                               in User Subleases (Operating Leases)
Exhibit F-3                 Star Contributed Asset Master Subleases
                               and Assumption of Sublessor's Interest
                               in User Subleases (Financing Leases)
Exhibit F-4                 Star Contributed Asset Master Subleases
                               and Assumption of Sublessor's Interest
                               in User Subleases (Operating Leases)
Exhibit G-1                 Shell Deed
Exhibit G-2                 Star Deed
Exhibit H-1                 Shell Assignment and Assumption of Leases
Exhibit H-2                 Star Assignment and Assumption of Leases
Exhibit Y-1                 Description of Norco Refinery
Exhibit Y-2                 Description of Delaware City Refinery
Exhibit Y-3                 Description of Convent Refinery
Exhibit Y-4                 Description of Port Arthur Refinery



                                    (iii)
ASSET TRANSFER AGREEMENT

         ASSET TRANSFER AND LIABILITY ASSUMPTION AGREEMENT (the "ASSET TRANSFER AGREEMENT"), dated as of July 1, 1998, among Star Enterprise, a New York general partnership ("STAR"), Saudi Refining, Inc., a Delaware corporation ("SRI"), Texaco Refining and Marketing (East) Inc., a Delaware corporation ("TRMI (EAST)"), Shell Oil Company, a Delaware corporation ("SHELL"), Shell Norco Refining Company, a Delaware corporation ("SHELL NORCO") and Motiva Enterprises LLC, a Delaware limited liability company (the "COMPANY").


                               R E C I T A L S :


         WHEREAS, Texaco, Shell and SRI have entered into a Master Agreement, dated as of June 22, 1998, whereby they have agreed, inter alia, to enter into, and to cause the Company, Star and Shell Norco to enter into this Asset Transfer Agreement and certain other Motiva Joint Venture Documents for the purpose of organizing and operating the Company.

         NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements herein contained, and for other good and valuable consideration, the receipt and adequacy of which are acknowledged by each of the parties hereto, the parties hereby agree as follows:


                                   ARTICLE I

                             DEFINITIONS AND USAGE

         SECTION 1.1. Defined Terms. Unless the context shall otherwise require, terms used and not defined herein shall have the meanings assigned thereto in Schedule A hereto and all rules as to usage set forth therein shall apply hereto. Schedule B hereto contains provisions regarding the Procedural Conventions and Dispute Resolution which shall govern this Asset Transfer Agreement. Such Schedules A and B are hereby incorporated herein by reference.



ASSET TRANSFER AGREEMENT

                                   ARTICLE II

                          CONTRIBUTIONS TO THE COMPANY

         SECTION 2.1.  Contribution of Assets.  At the Effective Time:

         (a) First, SRI and TRMI (East), severally, shall (i) cause Star to transfer directly to the Company all of Star's right, title and interest in the Star Contributed Assets and (ii) transfer directly to the Company all of their respective right, title and interest in StarStaff Inc.; and

         (b) Second, Shell and Shell Norco shall each transfer or cause to be transferred directly to the Company all of its and its Affiliates' right, title and interest in the Shell Contributed Assets.

         SECTION 2.2. Transfer Subject to Permitted Exceptions and Agreement Terms. The Contributed Assets shall be transferred to the Company subject to Permitted Exceptions and in accordance with, and subject to, all provisions of the Master Agreement and this Asset Transfer Agreement whether or not any of the Transfer Instruments contains a specific exception for or reference to Permitted Exceptions, the Master Agreement or this Asset Transfer Agreement.

         SECTION 2.3. Excluded Assets. No party to this Asset Transfer Agreement nor any of its Affiliates shall transfer any right, title or interest with respect to the Excluded Assets.

         SECTION 2.4.  Assignment of Contracts and Rights; Equitable Ownership.
(a) Without limitation to any representation, warranty or indemnification obligation set forth in the Master Agreement, this Asset Transfer Agreement shall not constitute an agreement to assign or assume any Contributed Contract or any claim, right, benefit, or liability thereunder, if such assignment, without the approval or consent of a Third Party thereto, would be ineffective or would constitute a breach or other contravention thereof or give rise to any right of termination thereof and such approval or consent is not obtained. The party required to contribute such Contributed Contract shall use its reasonable efforts (which shall not require any payment of money to any Third Party by such party or any of its Affiliates) to obtain the approval or consent of such Third Party for the assignment to or assumption by the Company of any such Contributed Contract, claim, right, benefit or liability arising thereunder.
If as of the Effective Time such assignment or assumption will be ineffective or will give rise to any right of termination


                                     -2-
ASSET TRANSFER AGREEMENT
thereof, the parties will cooperate in arranging a mutually agreeable alternative to enable the Company to obtain the benefits and assume the obligations under such Contributed Contract as of the Effective Time or as soon as practicable thereafter (including through a sub-contracting, sub-licensing, sub-participation or sub-leasing arrangement, or an arrangement under which the Person contributing such Contributed Contract would enforce such Contract for the benefit of the Company, with the Company, to the extent permissible, assuming such Person's executory obligations and any and all rights of such Person against the other party thereto). If the approval of the other party to such Contributed Contract is obtained, such approval will, as between the Person contributing such Contributed Contract and the Company, constitute a confirmation (automatically and without further action of the parties) that such Contributed Contract is assigned to the Company as of the Effective Time, and (automatically and without further action of the parties) that the liabilities with respect to such Contributed Contract are assumed as of the Effective Time.

         (b) The parties hereto agree that if any Contributed Assets or any claim, right, benefit or liability thereunder are not transferred to the Company at the Effective Time as a result of any restriction under any Applicable Law or Contract that prohibits such transfer or makes such transfer unduly burdensome, the party required to contribute such Contributed Assets will use its reasonable efforts (which shall not require any payment of money to any Third Party by such party or any of its Affiliates) to obtain such Contractual Consents or Governmental Consents as might be required to consummate the contributions in respect of such assets as soon as practicable after the Effective Time. During the period between the Effective Time and the consummation of such contribution, such party shall operate all such assets pursuant to instructions from the Company and all benefits of, and risks arising out of or related to, the ownership and operation of such assets shall be for the account of the Company. The parties hereto agree that, at or as promptly as practicable after the Effective Time, they will enter (and will cause the Company and each applicable Affiliate and Specified Subsidiary to enter) into such agreements as might be reasonably required to carry out the intent of the immediately preceding sentence, including agreements (i) specifying, to the extent feasible, such assets, (ii) setting up separate accounting systems for such assets, (iii) providing for undertaking by the Company of any indemnity obligations of the contributing party in respect of such assets (other than such obligations set forth in the Motiva Joint Venture Documents), (iv) providing that until the legal ownership is transferred to the Company, each party will treat such assets in every respect as being equitably owned by the Company as of the Effective Time and (v) providing such further specific assurances as the Company or another party may reasonably request.


                                     -3-
ASSET TRANSFER AGREEMENT

                                  ARTICLE III

                           ASSUMPTION OF LIABILITIES

         SECTION 3.1. Assumed Liabilities and Obligations; Exclusions. (a) At the Effective Time, the Company shall assume and thereafter pay, perform or discharge the Assumed Liabilities. Such assumption may be effectuated by the Company making full payments in respect of any Assumed Liability at the time of the discharge of such Assumed Liability to any Person which, after the Effective Time, remained liable in respect of such Assumed Liability and thereafter discharged such Assumed Liability in accordance with the terms of the agreement or instrument under which such Assumed Liability arose (but only to the extent that such discharge was in accordance with the terms of the relevant agreement or instrument as in effect at the Effective Time).

         (b) Upon the terms and subject to the conditions hereof and in consideration of the transfer of the Contributed Assets, the Company shall, effective as of the Effective Time, perform and discharge all obligations of Shell, Shell Norco and Star under the Contributed Contracts.

         (c) Except as otherwise provided in Section 3.1(a) above, after the Effective Time, neither Shell nor its Affiliates nor Star nor its Affiliates shall pay, perform or discharge, in whole or in part, any Assumed Liability or any obligation under the Contributed Contracts without the prior written consent of the Company.


                                   ARTICLE IV

                            INSTRUMENTS OF TRANSFER

         SECTION 4.1. Shell Instruments of Transfer. At the Closing, Shell and Shell Norco shall deliver such Shell Transfer Instruments (other than those referred to in Section 5.1(a)), in form and substance reasonably satisfactory to TRMI (East) and SRI, as shall be necessary or desirable to convey the Shell Contributed Assets to the Company, including:

                 (a)(i) the Shell Contributed Asset Master Bill of Sale, (ii) the Shell Contributed Asset Master Assignment and Assumption of Contracts, (iii) the Shell Contributed Asset Master Assignment and Assumption of Leases, (iv) the


                                     -4-
ASSET TRANSFER AGREEMENT

         Shell Contributed Asset Master Deed, (v) the Shell Contributed Asset Master Subleases and Assignment and Assumption of Sublessor's Interest in User Subleases;

                 (b) a deed or deeds, in respect of the Norco Refinery and the Shell Terminals, substantially in the form of Exhibit G-1 annexed hereto; provided, however, that such modifications shall be made as are necessary to conform Exhibit G-1 to the requirements of Applicable Law in the jurisdictions where the real property conveyed by the deed or deeds in question is located; and

                 (c) any other bills of sale, endorsements, assignments and instruments necessary to transfer the Shell Contributed Assets, other than those provided for in Section 5.1(a).

         SECTION 4.2. Star Instruments of Transfer. At the Closing, Star shall deliver such Star Transfer Instruments (other than those referred to in Section 5.1(b)), in form and substance reasonably satisfactory to Shell, as shall be necessary or desirable to convey the Star Contributed Assets to the Company, including:

                 (a)(i) the Star Contributed Asset Master Bill of Sale, (ii) the Star Contributed Asset Master Assignment and Assumption of Contracts, (iii) the Star Contributed Asset Master Assignment and Assumption of Leases, (iv) the Star Contributed Asset Master Deed, (v) the Star Contributed Asset Master Subleases and Assignment and Assumption of Sublessor's Interest in User Subleases;

                 (b) a deed or deeds, in respect of the Star Refineries and the Star Terminals, substantially in the form of Exhibit G-2 annexed hereto; provided, however, that such modifications shall be made as are necessary to conform Exhibit G-2 to the requirements of Applicable Law in the jurisdictions where the real property conveyed by the deed or deeds in question is located; and

                 (c) any other bills of sale, endorsements, assignments and instruments necessary to transfer the Star Contributed Assets, other than those provided for in Section 5.1(b).


                                     -5-
ASSET TRANSFER AGREEMENT

                                   ARTICLE V

                          CERTAIN POST-CLOSING MATTERS

         SECTION 5.1. Post-Closing Recordings. (a) Shell agrees that it will use its best efforts to submit those deeds described in Section 4.1(b) to be recorded on behalf of the Company within ninety (90) Business Days after the later of the Closing Date or the Effective Time. Shell will use its best efforts to (i) deliver or cause to be delivered to the Company (x) deeds to be recorded substantially in the form of Exhibit G-1 (with such modifications as are necessary to conform Exhibit G-1 to the requirements of Applicable Law in the jurisdictions where the real property conveyed by the deed or deeds in question is located) for all real property owned by Shell or Shell Norco that is included in the Shell Contributed Assets, deeds for which were not delivered to the Company in accordance with Section 4.1(b), (y) all transfer and gains tax returns required by any Governmental Entity in respect of the properties transferred by such deeds, and (z) subject to Section 2.4 hereof, assignments of lease to be recorded substantially in the form of Exhibit H-1 with respect to all real property leased by Shell or Shell Norco that is included in the Shell Contributed Assets and (ii) cause such deeds and such assignments of leases (with respect to recorded leases) to be recorded, in each case, within one hundred eighty (180) days after the later of the Closing Date or the Effective Time. Promptly upon receipt of any evidence of recordation in connection with the recording of deeds provided for in this Section 5.1(a), Shell shall provide the Company with evidence of such recording. Costs of title and survey documentation, recordation, transfer taxes, deed stamps, sales taxes and similar charges relating to Shell Transfer Instruments delivered under Section 4.1 or under this Section 5.1(a) or otherwise arising out of the transfers contemplated pursuant to this Asset Transfer Agreement shall be borne by Shell or Shell Norco.

         (b) Star agrees that it will use its best efforts to submit those deeds described in Section 4.2(b) to be recorded on behalf of the Company within ninety (90) Business Days after the later of the Closing Date or the Effective Time. Star will use its best efforts to (i) deliver or cause to be delivered to the Company (x) deeds to be recorded substantially in the form of Exhibit G-2 (with such modifications as are necessary to conform Exhibit G-2 to the requirements of Applicable Law in the jurisdictions where the real property conveyed by the deed or deeds in question is located) for all real property owned by Star that is included in the Star Contributed Assets, deeds for which were not delivered to the Company in accordance with Section 4.2(b), (y) all transfer and gains tax returns required by any Governmental Entity in respect of the properties



                                     -6-
ASSET TRANSFER AGREEMENT
transferred by such deeds, and (z) subject to Section 2.4 hereof, assignments of lease to be recorded substantially in the form of Exhibit H-2 with respect to all real property leased by Star that is included in the Star Contributed Assets and (ii) cause such deeds and such assignments of leases (with respect to recorded leases) to be recorded, in each case, within one hundred eighty
(180) days after the later of the Closing Date or the Effective Time. Promptly upon receipt of any evidence of recordation in connection with the recording of deeds provided for in this Section 5.1(b), Star shall provide the Company with evidence of such recording. Costs of title and survey documentation, recordation, transfer taxes, deed stamps, sales taxes and similar charges relating to Star Transfer Instruments delivered under Section 4.2 or under this
Section 5.1(b) or otherwise arising out of the transfers contemplated pursuant to this Asset Transfer Agreement shall be borne by Star.

         (c)     Except with respect to Contributed Assets covered under
Section 2.4, all deeds and assignments of lease shall be dated the Effective Time, and notwithstanding the date of recordation thereof, as between the parties hereto the date of transfer with respect to the Contributed Assets shall be the Effective Time. Notwithstanding the foregoing, in the event that any penalties or interest will be payable to any Governmental Entity with respect to any recording or transfer tax or fee due to any difference in the date of the deeds and the recorded assignments of lease and the date of actual recordation, the party submitting such deed or assignment of lease may date such document as of such later date as may be necessary to prevent the incurrence of such penalties or interest, it being agreed that notwithstanding the date of such deed or assignment of lease, as between the parties, the date of transfer shall be the Effective Time. During the period between the Effective Time and the date of recordation of the deeds and any recorded assignments of lease, the transferor of the relevant Contributed Assets shall take no action adversely affecting the Company's title thereto.

         SECTION 5.2. Access to and Retention of Records. As of the Effective Time, the Company shall acquire and take possession of the Books and Records, provided, that if any part of such Books and Records cannot without unreasonable effort be separated from books, records, files and other data that do not constitute Books and Records or relate to services to be provided to the Company, then Shell, Star, TRMI (East), SRI or their relevant Affiliates, as the case may be, shall retain such part of the Books and Records and make such part available to the Company as provided herein. Each of the parties hereto agrees that it shall, and shall cause its relevant Affiliates to, (i) preserve and keep the Books and Records or the parts thereof in its possession, as the case may be, (A) in accordance with their respective records retention programs, or (B) for any longer period as may be required by any Governmental Entity or ongoing litigation or as


                                     -7-
ASSET TRANSFER AGREEMENT
required by any of the Motiva Joint Venture Documents and (ii) during such period, subject to the Confidentiality Agreement, shall allow each other party's counsel, accountants, officers, employees and other representatives access to such Books and Records upon such other party's reasonable request and during normal business hours for the purpose of examining and, at the examining party's expense, copying them, to the extent reasonably required by such party in connection with (A) any insurance claims by, legal proceedings against or governmental investigations of such party, (B) the preparation of any tax return required to be filed by such party, the defense of any audit, examination, administrative appeal or litigation of any tax return, or (C) any other reasonable business purpose reasonably related to such party's or its Affiliates' Ownership Interest; provided that Star may transfer any Books or Records in its possession to the Company, SRI or TRMI (East) upon or in anticipation of its dissolution.

         SECTION 5.3. Availability of Personnel. Each of the parties hereto shall afford, and shall cause their respective Affiliates to afford, to each other on a reasonable basis their respective personnel as necessary to permit the Company, as the case may be, to provide background information necessary to
(i) prepare tax returns, (ii) prosecute Claims or (iii) investigate, defend against, or otherwise oppose any pending or threatened Claim against any party or any of such party's Affiliates, as the case may be, in each case, in connection with the Contributed Assets. The party affording its, or its Affiliates', personnel shall be reimbursed by the other party for its reasonable incremental out- of-pocket expenses of such personnel, but shall not charge any other fee to any other party hereto.

         SECTION 5.4. Mail; Payments. (a) Each of Shell, Star, TRMI (East), Shell Norco and SRI authorizes and empowers the Company from and after the Effective Time to receive and open all mail and other communications directed to any of Shell, Star, TRMI (East), Shell Norco, SRI or their Affiliates and received by the Company, and, except for matters as to which Shell, TRMI
(East), SRI or any of their respective Affiliates is providing indemnification under any Motiva Joint Venture Document, to act with respect to such communications in such manner as the Company may elect if such communications relate to the Contributed Assets. If such communications do not relate to the Contributed Assets or relate to matters as to which Shell, TRMI (East) or SRI is providing indemnification under any Motiva Joint Venture Document, the Company shall forward the same promptly to the party (or parties) providing such indemnification or to whom such communications relate. Each of Shell, Star, TRMI (East), Shell Norco and SRI shall, and shall cause their respective Affiliates to, promptly deliver to the Company any cash, checks, other instruments of payment and funds to which the


                                     -8-
ASSET TRANSFER AGREEMENT

Company is entitled and shall hold such cash, checks, other instruments of payment and funds in trust for the Company until such delivery. The Company shall promptly deliver to Shell, Star, TRMI (East), SRI, Shell Norco or their Affiliates, as applicable, any cash, checks or other instruments of payment to which such entity is entitled and shall hold such cash, checks or other instruments of payment in trust for such entity until such delivery.

         (b) The Company authorizes and empowers Shell, Star, TRMI (East), Shell Norco, SRI and their Affiliates from and after the Effective Time to receive and open all mail and other communications directed to the Company and received by any such entity, and to act with respect to such communications in such manner as such entity may elect if such communications do not relate to the Contributed Assets or do relate to matters as to which such entity or any of its Affiliates is providing indemnification under any Motiva Joint Venture Document or, if such communications do relate to the Contributed Assets and not to such indemnified matters, to forward the same promptly to the Company.

         SECTION 5.5. Existing Insurance Coverage. If, after December 1, 1997, any of Shell, Star, TRMI (East), Shell Norco, SRI or their Affiliates receives, directly or indirectly, from any insurer cash proceeds attributable to (i) casualty and property (but not liability or business interruption for periods prior to the Effective Time) insurance coverage applicable to any of the Contributed Assets with respect to any occurrence or any series of related occurrences on or after December 1, 1997 or (ii) real property title insurance in respect of any of the Contributed Assets, which proceeds, in either the case of clause (i) or (ii), aggregate in excess of $1,000,000 for such occurrence or series of related occurrences, then such recipient shall pay over such cash proceeds to the Company (net of any deductible, co-payment, retro fees, premiums, costs or other charges payable to the insurance carrier or obligations to reimburse the insurance carrier for which it is liable and net of the cost of collection) except to the extent that (x) the damage or loss incurred as a result of such occurrence or series of occurrences was repaired, restored or reimbursed by or on behalf of such recipient prior to the Effective Time or will be obligated to be reimbursed by such recipient pursuant to the Motiva Joint Venture Documents or (y) Shell, SRI and Texaco have otherwise expressly agreed in writing that such proceeds shall not be paid over to the Company. Any such payment paid over to the Company shall reduce any amounts payable by such recipient or its Affiliates with respect to such occurrence under Article 8 of the Master Agreement. Any other insurance proceeds received by any of Shell, Star, TRMI (East), Shell Norco, SRI or their Affiliates with respect to any occurrence or series of occurrences prior to the Effective Time shall be retained by such recipient.


                                     -9-
ASSET TRANSFER AGREEMENT

                                   ARTICLE VI

                         REPRESENTATIONS AND WARRANTIES

         SECTION 6.1. Representations and Warranties of Shell and Shell Norco. Each of Shell and Shell Norco represents and warrants to each of the other parties hereto as follows; provided that Shell and Shell Norco shall have no liability to any other party hereto or any other Person (including any Person indemnified under Article 8 of the Master Agreement) for the breach of any representation or warranty hereunder to the extent that the facts or circumstances that gave rise to such breach:

         (i) were actually disclosed in writing in the Due Diligence Process to any of the Due Diligence Representatives of such other party;

         (ii) would reasonably be expected to be discovered by such other party based on facts or circumstances so disclosed in writing during the Due Diligence Process; or

         (iii) were actually known to such other party or such other party's Due Diligence Representatives on or prior to the Closing Date.

                 (a) Good, Indefeasible or Marketable Title. With such exceptions as would not, individually and in the aggregate, have a Company Material Adverse Effect, each entity contributing Shell Contributed Assets pursuant to Section 2.1 has good (and in the case of interests in real property, indefeasible or marketable) title to all Shell Contributed Assets so contributed thereby, free of all Liens other than (x) Permitted Exceptions and (y) provisions in contracts, licenses and agreements which prohibit or otherwise restrict assignment and upon the granting of the deeds and other instruments of transfer provided for herein, the Company shall receive good (and in the case of interests in real property, indefeasible or marketable) title to the Shell Contributed Assets as described above.

                 For the avoidance of doubt, in the event that any representation or warranty with respect to title to the Shell Contributed Assets set forth in any of the Shell Transfer Instruments or implied by Applicable Law may be interpreted to create representations or warranties other than those set forth in this
         Section 6.1(a), the representation and warranty set forth in this
         Section 6.1(a) shall


                                     -10-
ASSET TRANSFER AGREEMENT
         govern and such other representations and warranties shall be without force or effect.

                 (b) Pro Forma Financial Information. With such exceptions as would not, individually and in the aggregate, have a Company Material Adverse Effect:

                          (i) the Shell Pro Forma Financial Information represents Shell's good faith allocation of the results of operations and cash flows of Shell's oil products business segment, for the periods indicated therein, among (A) the Shell Valuated Units, (B) the businesses being contributed to Equilon (including the assets to be held separately pursuant to the Consent Order), (C) Shell's interest in the business conducted by DPRLP and (D) the Shell Excluded Assets;

                          (ii) the Shell oil products business segment information referred to in clause (i) was included in Shell's audited financial statements for the periods indicated therein; and

                          (iii) the Shell Pro Forma Financial Information was not necessarily prepared in accordance with GAAP, but was prepared with due care after reasonable inquiry and is a fair presentation of the financial performance of the Shell Valuated Units for the periods indicated therein.

                 (c)      Shell Contributed Assets.          With such
         exceptions as would not, individually and in the aggregate, have a Company Material Adverse Effect, except for the Shell Excluded Assets and the Shell Intellectual Property Rights, the Shell Contributed Assets constitute all of the assets used for or necessary to the operation of the Shell Valuated Units in the ordinary course of business and in substantially the same manner as such Shell Valuated Units were operated as of December 1, 1997.

         SECTION 6.2. Representations and Warranties Regarding Star. Each of Star, TRMI (East) and SRI represents and warrants to each of the other parties hereto as follows; provided that Star, TRMI (East) and SRI shall have no liability to any other party hereto or any other Person (including any Person indemnified under Article 8 of the Master Agreement) for the breach of any representation or warranty hereunder to the extent that the facts or circumstances that gave rise to such breach:


                                     -11-
ASSET TRANSFER AGREEMENT

         (i) were actually disclosed in writing in the Due Diligence Process to any of the Due Diligence Representatives of such other party;

         (ii) would reasonably be expected to be discovered by such other party based on facts or circumstances so disclosed in writing during the Due Diligence Process; or

         (iii) were actually known to such other party or such other party's Due Diligence Representatives on or prior to the Closing Date.

                 (a) Good, Indefeasible or Marketable Title. With such exceptions as would not, individually and in the aggregate, have a Company Material Adverse Effect, Star has good (and in the case of interests in real property, indefeasible or marketable) title to all Star Contributed Assets so contributed thereby, free of all Liens other than (x) Permitted Exceptions and (y) provisions in contracts, licenses and agreements which prohibit or otherwise restrict assignment and upon the granting of the deeds and other instruments of transfer provided for herein, the Company shall receive good (and in the case of interests in real property, indefeasible or marketable) title to the Star Contributed Assets as described above.

                 For the avoidance of doubt, in the event that any representation or warranty with respect to title to the Star Contributed Assets set forth in any of the Star Transfer Instruments or implied by Applicable Law may be interpreted to create representations or warranties other than those set forth in this
         Section 6.2(a), the representation and warranty set forth in this
         Section 6.2(a) shall govern and such other representations and warranties shall be without force or effect.

                 (b) Financial Information. With such exceptions as would not, individually and in the aggregate, have a Company Material Adverse Effect, the Star Financial Statement (i) has been prepared with due care after reasonable inquiry and (ii) is a fair presentation of the financial performance and cash flow of Star.

                 (c)      Star Contributed Assets.   With such exceptions as
         would not, individually and in the aggregate, have a Company Material Adverse Effect, except for the Star Excluded Assets and the Texaco Intellectual Property Rights, the Star Contributed Assets constitute all of the assets used for or necessary to



                                     -12-
ASSET TRANSFER AGREEMENT
         the operation of Star in the ordinary course of business and in substantially the same manner as Star was operated as of December 1, 1997.

                                  ARTICLE VII

                                 MISCELLANEOUS

                 SECTION 7.1. Further Assurance. (a) From and after the Effective Time, each of the parties hereto shall, at any time and from time to time, at the request of any other party hereto, make, execute and deliver, or use its best efforts to cause to be made, executed and delivered, such assignments, conveyances, deeds, bills of sale, filings and other instruments, agreements (including any agreements which may be necessary or desirable in connection with the making of any filing or the obtaining of any approval in any jurisdiction), consents and assurances and take or cause to be taken all such action as the parties hereto may reasonably request for the effectual consummation of this Asset Transfer Agreement and the Motiva Joint Venture Transactions. It is understood that this Section 7.1(a) may be applied to require the assignment or conveyance (i) to the Company of assets owned or leased by any party or its Affiliates that constitute Shell Contributed Assets or Star Contributed Assets but by mistake were not assigned or conveyed to the Company at the Effective Time, or (ii) to any party or Affiliate of a party of assets transferred to the Company that were not listed on the Asset List (or was listed on the Asset List but was an Excluded Asset or the non-contributed portion of a Shell Common Contract or Shell Shared Asset) and are not Shell Contributed Assets or Star Contributed Assets, but were assigned or conveyed by mistake to the Company.

         (b) From time to time after the Effective Time, as and when requested by the Company, TRMI (East) shall, or shall cause its Worldwide Affiliates to execute and deliver, or cause to be executed and delivered, all such documents and instruments and shall take, or cause to be taken, all such further or other actions as any other party may reasonably deem necessary or desirable to transfer legal or beneficial title to any Star Contributed Asset which should have been transferred by TRMI (East) or its Worldwide Affiliates to Star effective as of December 31, 1988 in accordance with the transaction documents by which Star was formed which for any reason was not transferred.

         SECTION 7.2. Effectiveness. This Asset Transfer Agreement shall be effective as of the Effective Time.


                                     -13-
ASSET TRANSFER AGREEMENT

         SECTION 7.3. Exclusivity. For avoidance of doubt, Section 8.01 of the Master Agreement shall constitute the exclusive remedy for any misrepresentation or breach of warranty or covenant contained in or arising under this Asset Transfer Agreement.



                                     -14-
ASSET TRANSFER AGREEMENT

         IN WITNESS WHEREOF, the parties hereto have caused this Asset Transfer Agreement to be duly executed as of the day and year first above written.



                                         STAR ENTERPRISE

                                         By: SAUDI REFINING, INC.
                                           PARTNER


                                           By   /s/ F. R. Woelfel
                                              ----------------------------------
                                           Title: President and Chief Executive
                                           Officer




                                         By: TEXACO REFINING AND

                                           MARKETING (EAST) INC.
                                           PARTNER


                                           By   /s/ L. Wilson Berry Jr.
                                              ----------------------------------
                                            Title: Vice President



                                     -15-
ASSET TRANSFER AGREEMENT

                                          SAUDI REFINING, INC.


                                          By   /s/ F. R. Woelfel
                                             -----------------------------------
                                          Title: President and Chief Executive
                                          Officer


                                     -16-
ASSET TRANSFER AGREEMENT

                                          TEXACO REFINING AND
                                          MARKETING (EAST) INC.


                                          By   /s/ G. F. Tilton
                                             -----------------------------------
                                          Title: Chairman



                                     -17-
ASSET TRANSFER AGREEMENT

                                          SHELL OIL COMPANY


                                          By  /s/ J. M. Morgan
                                            ------------------------------------
                                          Title: Senior Vice President



                                     -18
ASSET TRANSFER AGREEMENT

                                          SHELL NORCO REFINING COMPANY

                                          By  /s/ W. G. Hougland
                                            ------------------------------------
                                          Title: Attorney-in-Fact




                                     -19-
ASSET TRANSFER AGREEMENT

                                          MOTIVA ENTERPRISES LLC


                                          By  /s/ L. Wilson Berry Jr.
                                            ------------------------------------
                                          Title: CEO



                                     -20-
ASSET TRANSFER AGREEMENT